EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated January 30, 2004, except for the first and second paragraphs of Note 22, as to which the dates are March 30, 2004 and November 15, 2004, respectively, in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-118901) and related Prospectus of Knoll, Inc. dated November 15, 2004.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

November 15, 2004